Exhibit 10.38

Form of Lease, By and Between Amber Alert Safety Centers, Inc. and Emerald Holdings Group L.L.C.

This Lease, dated the ______________________ day of __________________ 2007.

Parties

Between Emerald Holdings Group L.L.C. 101 Roundhill Drive, Rockaway, NJ 07866 hereinafter referred to as the Landlord, and Amber Alert hereinafter referred to as the Tenant.

WITNESSETH: That the Landlord hereby demises and leases unto the Tenant, and the Tenant hereby hires and takes from the Landlord for the term and upon the rentals hereinafter specified, the premises described as follows, situated in the Township of Rockaway, County of Morris and State of New Jersey.

Premises

A portion of 101 Roundhill Drive, Rockaway, NJ (second floor) measuring approximately 4,734 S.F.

Term

The term of this demise shall be for Five (5) years and Two (2) Months beginning November 1, 2007 and ending January 31, 2013.

The rent for the demised term shall be Three Hundred Seventy-Three Thousand, One Hundred Ninety-Seven Dollars ($373,197.00).

Rent

The said rent is to be payable monthly in advance on the first day of each calendar month for the term hereof (62 Months), in installments as follows:

Payment of Rent

YEAR I: $5,917.50 per Month Starting on November 1, 2007 for period ending October 31, 2008.
YEAR 2: $5,917.50 per Month Starting on November 1, 2008 for period ending October 31, 2009.
YEAR 3: $6,016.12 per Month Starting on November 1, 2009 for period ending October 31, 2010.
YEAR 4: $6,114.75 per Month Starting on November 1, 2010 for period ending October 31, 2011.
YEAR 5: $6,114.75 per Month Starting on November 1, 2011 for period ending January 31, 2013.

at the office of Emerald Holdings Group L.L.C. or as may be otherwise directed by the Landlord in writing.

THE ABOVE LETTING IS UPON THE FOLLOWING CONDITIONS:

First - The Landlord covenants that the Tenant, on paying the said rental and performing the covenants and conditions in this Lease contained, shall and may peaceably and quietly have, hold and enjoy the demised premises for the term aforesaid.

Purpose and Usage

Second - The Tenant covenants and agrees to use the demised premises as office space and agrees not to use or permit the premises to be used for any other purpose without the prior written consent of the Landlord endorsed hereon, which consent shall not be unreasonably withheld, conditioned or delayed. There will be no additional charges for Tenant to operate a small 24/7 call center.

Default in Payment of Rent
Abandonment of Premises
Re-entry and reletting by Landlord
Tenant Liable for Deficiency
Lien of Landlord to Secure
Performance Attorney's Fees

Third.- The Tenant shall, without any previous demand therefore, pay to the Landlord, or its agent, the said rent at the times and in the manner above provided. In the event of the non-payment of said rent, or any installment thereof, at the times and in the manner provided, and if the same shall remain in default for ten days after becoming due, or if the Tenant shall be dispossessed for non-payment of rent, or if the leased premises shall be deserted or vacated, the Landlord or its agents shall have the right upon presenting the Tenant with a seven day notice and opportunity to cure, may enter the said premises as the agent of the Tenant, either by force or otherwise, without being liable for any prosecution or damages therefor, and may relet the premises as the agent of the Tenant, and receive the rent therefore, upon such teens as shall be satisfactory to the Landlord, and all rights of the Tenant to repossess the premises under this lease shall be forfeited. Such re-entry by the Landlord shall not operate to release the Tenant from any rent to be paid or covenants to be performed hereunder during the full term of this lease. For the purpose of reletting, the Landlord shall be authorized to make such repairs or alterations in or to the leased premises as may be necessary to place the same in good order and condition. The Tenant shall be liable to the Landlord for the cost of such repairs or alterations, and all expenses of such reletting. If the sum realized or to be realized front the reletting is insufficient to satisfy the monthly or term rent provided in this lease, the Landlord, at its option, may require the Tenant to pay such deficiency month by month, or may hold the Tenant in advance for the entire deficiency to be realized during the term of the reletting. The Tenant shall not be entitled to any surplus accruing as a result of the reletting. The Landlord is hereby authorized to exercise its rights as to any statutory lien or right of distrait' that may exist, on all personal property of the Tenant in or upon the demised premises, to secure payment of the rent and performance of the covenants and conditions of this lease. The Landlord shall have the right, as agent of the Tenant, to peaceably take possession of any furniture, fixtures or other personal property of the Tenant found in or about the premises, and sell the same at public or private sale and to apply the proceeds thereof to the payment of any monies becoming due under this lease, the Tenant hereby waiving the benefit of all laws exempting property from execution, levy and sale on distress or judgment. The Tenant agrees to pay, as additional rent, all reasonable attomey's fees and other expenses incurred by the Landlord in enforcing any of the obligations under this lease.

Sub-letting and Assignment

Fourth - Tenant shall have the right at any time to assign the lease or to sublease all or any portion of Tenant's Premises for all or a portion of the remaining Lease Term, to any unrelated entities with Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Tenant to have the right to assign the lease or sublease for all or part of the Premises to a related or affiliated company without the Landlord's right of approval provided that the assignee is of greater or equal financial worth.

Condition of Premises, Repairs
ACM
Alterations and Improvements
Sanitation, Inflammable Materials

Fifth - The Tenant has examined the demised premises, and accepts them in their present condition (except as otherwise expressly provided herein) and without any representations on the part of the Landlord or its agents as to the present or future condition of the said premises. To the best of Landlord's knowledge and without further investigation, there are no hazardous materials on the property inclusive of Asbestos Containing Materials. The Tenant shall keep the demised premises in good condition, and shall redecorate, paint and renovate the said premises as may be necessary to keep them in repair and good appearance. The Tenant shall quit and surrender the premises at the end of the demised term in as good condition as the reasonable use thereof will permit, reasonable wear and tear expected. The Tenant shall not make any alterations, additions, or improvements to said premises without the prior written consent of the Landlord. All erections, alterations, additions and improvements, whether temporary or permanent in character, which may be made upon the premises either by the Landlord or the Tenant, except furniture or moveable trade fixtures installed at the expense of the Tenant, shall be the property of the Landlord and shall remain upon and be surrendered with the premises as a part thereof at the termination of this Lease, without compensation to the Tenant. The Tenant further agrees to keep said premises and all parts thereof in a clean and sanitary condition and free from trash, inflammable material or other objectionable matter. The Landlord will maintain and repair at the Landlord's expense the existing HVAC, electrical, and plumbing systems, and if necessary, make structural repairs to the building to maintain the premises in condition that is fit for occupancy.

Mechanics' Liens

Sixth - In the event that any mechanics' lien is filed against the premises as a result of alterations, additions, or improvements made by the Tenant, the Landlord, at its option, after providing the Tenant with thirty days' written notice and an opportunity to cure, may terminate this lease and may pay the said lien, without inquiring into the validity thereof, and the Tenant shall forthwith reimburse the Landlord the total expense incurred by the Landlord in discharging the said lien, as additional rent hereunder. In the event that the lien is contested, the Tenant will be given the opportunity to post the sum sought by virtue of the lien with its attorney.

Glass

Seventh.- Tenant agrees to replace at the Tenant's expense any and all glass which may become broken in and on the demised premises.

Liability of Landlord

Eighth - Other than as a result of the Landlord's gross negligence or willful conduct, the Landlord shall not be responsible for the loss of or damage to property, or injury to persons, occurring in or about the demised premises, by reason of any existing or future condition, defect, matter or thing in said demised premises or the property of which the premises are a part, or for the acts, omissions or negligence of other persons or tenants in and about the said property. The Tenant agrees to indemnify and save the Landlord harmless from all claims and liability for losses of or damage to property, or injuries to persons occurring in or about the demises premises.

Services and Utilities/Electric

Ninth - Tax and Operating; In calendar year 2006, Real Estate Taxes were $2.47 / RSF and Operating Expenses were $5.76 / RPF. Electric; Electric is not included in the above Operating Expense. There is one (1) meter for the entire building and the Tenant is responsible for its pro-rata share of electric.

Rent Abatement

Rent Abatement; Two (2) months of gross rental rate. During this period, Tenant shall he responsible for electric.

Tax & Operating

Utilities and services furnished to the demised premises for the benefit of the Tenant shall be provided and paid for as follows: water by the Landlord; electricity by Tenant; real estate taxes by the Landlord; hot water by the Landlord; janitorial for the common area by the landlord; and rubbish disposal by the Landlord; domestic sewerage charges by the Landlord; normal buildings systems maintenance by the Landlord; light bulb and ballast replacement by Tenant. The Landlord shall not be liable for any interruption or delay on any of the above services for any reason.

Right to Inspect and Exhibit

Tenth - Upon reasonable notice to Tenant which in no event shall be less than 24 hours, the Landlord, or its agents, shall have the right to enter the demised premises at reasonable hours in the day or night to examine the same, or to run telephone or other wires, or to make such repairs, additions or alterations as it shall deem necessary for the safety, preservation or restoration of the improvements, or for the safety or convenience of the occupants or users thereof (there being no obligation, however, on the part of the Landlord to make any such repairs, additions, or alterations), or to exhibit the same to prospective purchasers and put upon the premises a suitable "For Sale" sign. For three months prior to the expiration of the demised term, the Landlord, or its agents, may similarly exhibit the premises to prospective tenants, and may place the usual "To Let" signs thereon.

Damage by fire, Explosion, The elements or otherwise

Eleventh.- In the event of the destruction of the demised premises or the building containing the said premises by fire, explosion, the elements or otherwise during the term hereby created, or previous thereto, or such partial destruction thereof as to render the premises wholly untenantable or unfit for occupancy, or should the demised premises be so badly injured that the same cannot be repaired within ninety days from the happening of such injury, then and in such case the term hereby created shall, at the option of the Landlord, cease and become null and void from the date of such damage or destruction, and the Tenant shall immediately surrender said premises and all the Tenant's interest therein to the Landlord, and shall pay rent only to the time of such surrender, in which event the Landlord may re-enter and re-possess the premises thus discharged from this lease and may remove all parties therefrom. Should the demised premises be rendered untenantable and unfit for occupancy, but yet be repairable within ninety days from the happening of said injury, the Landlord may enter and repair the same with reasonable speed, and the rent shall not accrue after said injury or while repairs are being made, but shall recommence immediately after said repairs shall be completed. But if the premises shall be so slightly injured as not to be rendered untenantable and unfit for occupancy, then the Landlord agrees to repair the same with reasonable promptness and in that case the rent accrued and accruing shall not cease or determine. The Tenant shall immediately notify the Landlord in case of fire or other damage to the premises.

Observation of Laws, Ordinances, Rules and Regulations

Twelfth.- The Tenant agrees to observe and comply with all laws, ordinances, rules and regulations of the Federal, State, County, and Municipal authorities applicable to the business to be conducted by the Tenant in the demised premises. The Tenant agrees not to do or permit anything to be done in said premises, or keep anything therein, which will increase the rate of fire insurance premiums on the improvements or any part thereof, or on the property kept therein, or which will obstruct or interfere with the rights of other tenants, or conflict with the regulations of the Fire Department or with any insurance policy upon said improvements or any part thereof. In the event of any increase in insurance premiums resulting from the Tenant's occupancy of the premises, or from any act or omission on the part of the Tenant, the Tenant agrees to pay said increase in insurance premiums on the improvements or contents thereof as additional rent. Landlord shall be responsible for compliance with all applicable local, state and federal statutes and codes including the Americans with Disabilities Act.

Signs

Thirteenth.- No sign, advertisement or notice shall be affixed to or placed upon the exterior part of t re demised premises by the Tenant, except in such manner, and of such size, design and color as shall be approved in advance in writing by the Landlord. Landlord will provide for Tenant's directory listing in Lobby as well as directional signage on floor, Tenant may place signage at entrance to suite subject to Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed.

Subordination to Mortgages and Deeds of Trust

Fourteenth.- This lease is subject and is hereby subordinated to all present and future mortgages, deeds of trust and other encumbrances affecting the demised premises or the property of which said premises are a part. The Tenant agrees to execute, at no expense to the Landlord, any instrument which may be deemed necessary or desirable by the Landlord to further effect the subordination of this lease to any such mortgage, deed of trust or encumbrance.

Parking

Fifteenth.- Parking is at a ratio of 4 / 1,000 square feet of leased space, and there will be no additional charge for parking.

Rules and Regulations of Landlord

Sixteen - The rules and regulations regarding the demised premises, affixed to this lease, if any, as well as any other further reasonable codes and regulations which shall be made by the Landlord, shall be observed by the Tenant and by the Tenant's employees, agents and customers. The Landlord reserves the right to rescind any presently existing rules applicable to the demised premises, and to make such other and further reasonable rules and regulations as, in its judgment, may from time to time be desirable for the safety, care and cleanliness of the premises, and for the preservation of good order therein, which rules, when so made and notice thereof given to the Tenant, shall have the same force and effect as if originally made part of this lease, Such other and further rules shall not, however, be inconsistent with the proper and rightful enjoyment by the Tenant of the demised premises.

Violations of Covenants, Forfeiture of Lease, Re-entry by Landlord
Non-waiver of Breach

Seventeenth.- In case of violation by the Tenant of any of the covenants, agreements and conditions of this lease, or of the rules and regulations now and hereafter to be reasonably established by the Landlord, and upon failure to discontinue such violation within ten days after written notice thereof given to the Tenant, and a ten day period in which Tenant may cure suds violations, this lease shall thenceforth, at the options of the Landlord, become null and void, and the Landlord may re-enter without further notice or demand. The rent in such case shall become due, be apportioned and paid on and up to the day of such re-entry, and the Tenant shall be liable for all loss and damage resulting from such violation as aforesaid. No waiver by the Landlord of any violation or breach of condition by the Tenant shall constitute or be construed as a waiver of any other violation or breach of condition, nor shall lapse of time after breach of condition by the Tenant before Landlord shall exercise its option under this paragraphs operate to defeat the right of the Landlord to declare this lease null and void and to re-enter upon the demised premises after the said breach or violation.

Notices

Eighteenth.- All notices and demands, legal or otherwise, incidental to this lease, or the occupation of the demised premises, shall be in writing. If the Landlord or its agent desires to give or serve upon the Tenant any notice or demand, it shall be sufficient to send a copy thereof by registered mail, addressed to the Tenant at the demised premises, or to leave a copy thereof with a person of suitable age found on the premises. Notices from the Tenant to the Landlord shall be sent registered by mail or delivered to the Landlord at the place hereinbefore designated for the payment of rent, or to such party or place as the Landlord may from time to time designate in writing.

Bankruptcy, Insolvency, Assignment of Benefit of Creditors

Nineteenth.- It is further agreed that if at any time during the term of this lease the Tenant shall make any assignment for the benefit of creditors, or be decreed insolvent or bankrupt according to law, or if a receiver shall be appointed for the Tenant, then the Landlord may, at its option, terminate this lease, exercise of such option to be evidenced by notice to that effect served upon the assignee, receiver, trustee, or other person in charge of the liquidation of the property of the Tenant or the Tenant's estate, but such termination shall not release or discharge any payment of rent payable hereunder and then accrued, or any liability then accrued by reason of any agreement or covenant herein contained on the part of the Tenant, or the Tenant's legal representatives.

Holding Over by Tenant

Twentieth - In the event that the Tenant shall remain in the demised premises after the expiration of he term of this lease without having executed a new written lease with the Landlord, such holding over shall not constitute a renewal or extension of this lease. The Landlord may, at its option, elect to treat the Tenant as one who has not removed at the end of his term, and thereupon be entitled to all the remedies against the Tenant provided by law in that situation, or the Landlord may elect, at its option, to construe such holding over as a tenancy from month to month, subject to all the terms and conditions of this lease, except as to duration thereof, and in that event the Tenant shall pay monthly rent in advance at the rate provided herein as effective during the last month of the demised Term plus 20% per month ($7,337.70)

Eminent Domain, Condemnation

Twenty-first - If the property or any part thereof wherein the demised premises are located shalt be taken by public or quasi-public authority under any power of eminent domain or condemnation, this lease, at the option of the Landlord, shall forthwith terminate and the Tenant shall have no claim or interest in or to any award of damages for such taking.

Security Deposit

Twenty-second - The Tenant has this day deposited with the Landlord the suns of $23,670.00 as security for the full and faithful performance by the Tenant of all the terms, covenants and conditions of this lease upon the Tenant's part to be performed, which said suns shall be returned to the Tenant within 60 days after the time fixed as the expiration of the term herein or earlier termination of this lease, provided the Tenant has fully and faithfully carried out all of said terms, covenants and conditions on Tenant's part to be performed. In the event of a bona fide sale, subject to this lease, the Landlord shall have the right upon written notice to Tenant, to transfer the security to the vendee for the benefit of the Tenant and the Landlord shall be considered released by the Tenant from all liability for the return of such security; and the Tenant agrees to look- to the new Landlord solely for the return of said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new Landlord. The security deposited under this lease shall not be mortgaged, assigned or encumbered by the Tenant without written consent of the Landlord. (Subject to Landlord's review of Tenant's financials)

Arbitration

Twenty-third - Any dispute arising under this lease shall be settled by arbitration conducted by the American Arbitration Association. Then Landlord and Tenant shall each choose an arbitrator, and the two arbitrators thus chosen shall select a third arbitrator. The findings and award of the three arbitrators thus chosen shall be final and binding on the parties hereto.

Delivery of Lease / Terms and Conditions

Twenty-fourth - No rights are to be conferred upon the Tenant until this lease has been signed by the Landlord, and an executed copy of the lease has been delivered to the Tenant. The terms and conditions contained herein and any other terms and conditions whether written or oral, expressed or implied, are not binding on either party unless and until a lease agreement is fully executed and exchanged by the parties thereto and do note create any obligation by either party to continue negotiations or refrain front negotiating with other parties. The Landlord reserves the right to modify or withdraw these teems at any time.

Lease Provisions Not Exclusive

Twenty-fifth.- The foregoing rights and remedies are not intended to be exclusive but as additional to all rights, and remedies the Landlord would otherwise have by law.

Lease Binding on Heirs, Successors, Etc.

Twenty-sixth - All of the terms, covenants and conditions of this lease shall inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the parties hereto. However, in the event of the death of the Tenant, if an individual, the Landlord may, at its option, terminate this lease by notifying the executor or administrator of the Tenant at the demised premises.

Twenty-seventh - This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in nowise be affected, impaired or excused because Landlord is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed its supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of governmental preemption in connection with the National Emergency declared by the President of the United States or in connection with any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by the war.

Building Security/Access

Twenty-eighth - Building business hours Monday-Friday 8:00 a.m. to 6:00 p.m.; Saturday 8:00 a.m. to 1:00 p.m.; Sunday Closed. Tenant shall be granted access to Premises 24 hours a day, 7 days a week.

Insurance

Twenty-ninth - Insurance: During the term of this Lease, the Tenant shall maintain public liability insurance insuring the interests of the Tenant and the Landlord as an additional party insured with respect to claims in or about the Leased Premises and property in amounts of not less than Two Million and 00/100 ($2,000,000.00) Dollars combined single limit Bodily Injury and Property Damage If the public liability insurance carrier shall for any reason cancel any contract of insurance covering property, the Tenant will immediately notify the Landlord of such effect. Tenant shall furnish to Landlord a certificate of such liability insurance and renewal certificates at written request of Landlord. It is expressly understood and agreed that all policies of insurance shall contain a clause that the same shall not be cancelled except on ten (10) days written notice to any and all parties in interest, if such an endorsement is available. In the event the rate of fire insurance carried by the Landlord shall be increased because of any change ire occupancy or use of Leased Premises by the Tenant then such increase in cost of fire insurance shall be paid by Tenant to Landlord after notice and demand in writing within ten (10) days of such notice. The Landlord shall maintain insurance coverage on the structure.

I.S.R.A.

Thirtieth - I.S.R.A.: Tenant hereby represents and warrants that above referenced lease area is to be used as general office space. I.S.R.A. classification does not apply.

Escalation of Operating Expenses

Thirty-first - Tenant shall receive a base year of 2008, Tenant shall be responsible for its proportionate share of escalations in operating expenses and real estate taxes that exceed the base year amount. Tenant shall NOT be responsible for any escalations during the first (1st) twelve (12) months of occupancy. Any escalations shall contemplate a fully assessed building with operating expenses adjusted to reflect 95% occupancy. Tenant will be responsible for its pro rata share of increases in the Operating Expenses and Real Estate Taxes above a 2008 Base Year.

Expansion

Thirty-second. - Tenant shall have the Right of First Offer on contiguous space currently and that becomes available in the Building during the Lease Term.

Late Fees

Thirty-third.- LATE CHARGE: Anything in this Lease to the contrary notwithstanding, at Landlord's option, Tenant shall pay a "late charge" of five (5%) percent of any installment of rent or additional rent paid more than ten (10) days after the due date thereof, to cover the extra expense involved in handling delinquent payments.

Lease Renewal Option

Thirty-fourth.- Provided that the Tenant is not then in default, the Tenant shall have the right under the same terms and conditions to renew, at Fair Market Value, all the space under lease for One (1) consecutive Five (5) year term with nine (9) months prior written notification.  All other terms and conditions of the Lease shall remain unchanged.

Delivery of Space

Thirty-fifth. - Space shall be delivered vacuumed and debris free and in "As-Is" condition.

Tenant Improvements

Thirty-sixth. - Landlord will extend a Tenant Improvement allowance of 88.00 / RSF. The following qualifications apply: (a) Computer cabling; cable splicing, outlets, connectors and attachments to be performed by Tenant (b) Furniture and furnishings not included (c) Telephone and communication equipment installation t be performed by Tenant.

Brokerage

Thirty-seventh. - Tenant represents that it has dealt solely with UGL Equise regarding this leasing of 101 Roundhilt, Rockaway NJ. UGL Equis shall be recognized as the only brokerage company involved with this transaction, and shall be paid a market rate commission by the Landlord pursuant to the terms of a separate written contract.

IN WITNESS WHEREOF, the said Parties have hereunto set their hands and seals the day and year first above written.

Witness:		Emerald Holdings Group, LLC Landlord
By:
Amber Alert Tenant

By: